Exhibit 10.21

AMENDMENT NO. 1 TO TERM SHEET

THIS AMENDMENT NO. 1 TO TERM SHEET (this “Amendment”) is made and entered into as of May 22, 2013 by and among AIC, LLC (the “Lender” or “AIC”) and CONSORTEUM HOLDINGS, INC., a Nevada corporation (the “Borrower” or “CHI”).

WHEREAS, the Borrower and the Lender entered into a binding “TERM SHEET FOR $30,000,000 7 YEAR TERM LOAN FINANCING FROM AIC, LLC (AIC) TO CONSORTEUM HOLDINGS, INC. (CHI); (ii) $2,000,000 BRIDGE LOAN FROM AIC OR AN AFFILIATE TO CHI, (iii) SALE/PURCHASE OF A MAXIMUM OF 35% OF RESTRICTED COMMON STOCK OF CHI BY AIC, TOGETHER WITH (iv) MISCELLANEOUS RELATED AGREEMENTS DESCRIBED BELOW”, dated as of February 6, 2013 (the “Term Sheet”), providing the principal terms of a loan, a bridge loan and an investment by AIC in CHI;

WHEREAS, capitalized terms used herein without definition have the meanings set forth in the Term Sheet; and

WHEREAS, the Borrower and the Lender wish to amend the Term Sheet pursuant to the terms thereof to increase the amount of the Bridge Loan described therein from $2,000,000.00 to $4,000,000.00 and to extend the date of funding of such Bridge Loan;

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01. Amendments to Term Sheet. (a) The first paragraph of Section B THE BRIDGE LOAN of the Term Sheet is deleted in its entirety and replaced with the following:

Terms/Conditions of On or about May 31, 2013, AIC or an affiliate shall lend $4,000,000 to

Bridge Loan	CHI (the “Bridge Loan”) that CHI shall repay from the first proceeds of the Loan hereunder. If the funding of the Loan does not proceed, then the Bridge Loan shall convert to a convertible note. The convertible note shall be for one year and shall accrue interest at 6% per annum and shall be convertible into common stock of the company at a 85% discount of market price based on a 5 day trailing average of the closing stock price; at the option of the Company. The Bridge Loan shall bear simple interest at six percent (6%) per annum, and the Bridge Lender shall be given a collateral security interest in the assets of CHI. If the funding of the Bridge Loan does not proceed, then this Term Sheet shall terminate and AIC shall forthwith repay the Expenses Fee to CHI. The documentation for the Bridge Loan shall include a Bridge Loan Note and the related Collateral Security Agreement.

(b) All references in the Term Sheet to the “$2,000,000 Bridge Loan” are deleted and replaced with references to the “$4,000,000 Bridge Loan.”

Section 1.02. Ratification. Except as modified as set forth herein, the Term Sheet shall continue if full force and effect. In the event of a conflict between the provisions of this Amendment and the provisions of the Term Sheet, the provisions of this Amendment shall prevail.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Term Sheet as of the date first written above.

CONSORTEUM HOLDINGS, INC.

By: /s/ Craig Fielding

Craig Fielding, CEO

AIC, LLC

By: /s/ Edward JP Brigham

Edward JP Brigham, Member and CEO

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